Participant:  «First_Name» «Last_Name»

EXHIBIT 10.32

FORM OF

KORN FERRY 2008 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Office:	«First_Name» «Last_Name»
«Office»

You have been granted Restricted Stock Units (the “Units” or individually a “Unit”) of the Company (the “Award”), payable in shares of Common Stock of the Company (the “Shares”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Korn Ferry 2008 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Agreement”) attached hereto. Capitalized terms used in this Notice and not otherwise defined shall have the same meanings as set forth in the Plan.

Date of Award	«Grant_Date»

Vesting Commencement Date	«Grant_Date»

Target Number of Units Awarded	«Number_of_Shares_to_nearest_10»

Vesting Schedule:

Subject to the Grantee’s continued service with the Company and other limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” on the third anniversary of the Vesting Commencement Date (the “Vest Date”):

Up to 200% of the Target Number of Units Awarded shall vest on the third anniversary of the Vesting Commencement Date subject to Company performance against 3 year performance targets for the three fiscal years ending April 30, [20__] as set by the Compensation and Personnel Committee (the “Committee”) of the Board of Directors (please see Exhibit A attached hereto)(the “Performance Targets”). The percentage of the Units that will become vested (subject to the Grantee’s continued Service through the Vest Date) shall be the percentage that corresponds to the Company’s “Percentile Ranking” and “Absolute 3-Year Average TSR” as shown in Exhibit A. (For avoidance of doubt, the vesting percentage shall not exceed 100% unless (i) the Company’s “Absolute 3-Year Average TSR” is greater than zero percent (0%), and (ii) the Company’s “Percentile Ranking” is greater than the 60th percentile.  The vesting percentage will be capped at 100% if the Company’s Absolute 3-Year Average TSR is less than or equal to zero)

In the event of the Grantee’s change in status from employee to consultant, the Grantee shall continue to be eligible to vest in the Units (subject to satisfaction of the Performance Targets) only to the extent determined by the Committee as of such change in status.

Upon the vesting of all or a portion of the Units, one Share shall be issuable for each Unit that vests on the Vest Date. The Grantee shall not acquire or have any rights as a stockholder of the Company by virtue of this Agreement (or the Award evidenced hereby) until the Shares issuable pursuant to this Award are actually issued and delivered to the Grantee in accordance with the terms of the Plan and the Agreement. No fractional Shares shall be issued with respect to the vesting of the Units.

Termination of Employment; Forfeiture:

Unless otherwise provided for in an employment or other written agreement between the Grantee and the Company, vesting shall cease upon the date of termination of the Grantee’s continued service with the Company for any reason, including death or Disability. Furthermore, the Units shall not become vested to the extent the Performance Targets are not satisfied. Unless otherwise provided for in an employment or other written agreement

Participant:  «First_Name» «Last_Name»

between the Grantee and the Company, if the Grantee’s continued service with the Company terminates for any reason prior to the Vest Date, whether or not the Performance Targets are satisfied, the Units shall be forfeited and no Shares shall be issued with respect to the Units. The foregoing forfeiture provisions set forth in this Notice as to unvested Units shall also apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the unvested Units in consummation of any Change in Control and such stock or property shall be deemed to be subject to the terms of the Agreement, but only to the extent the unvested Units are at the time covered by such forfeiture provisions.

IN WITNESS WHEREOF, the Company has executed this Notice, and unless the Grantee declines the Award within 90 days of the Date of Award, the Grantee is deemed to accept the Award and to agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

Korn Ferry a Delaware corporation

By:
Name:	Gary D. Burnison
Title:	Chief Executive Officer

Participant:  «First_Name» «Last_Name»

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S CONTINUED SERVICE WITH THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING UNITS HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE’S SERVICE WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S SERVICE WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 24 of the Plan. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Participant:  «First_Name» «Last_Name»

EXHIBIT A

TOTAL SHAREHOLDER RETURN PERFORMANCE TARGETS

Performance Shares

The actual number of shares earned at the end of the 3- year performance period will range from 0% to 200% of the target opportunity depending on Korn Ferry’s total shareholder return (“TSR”) relative to a [NUMBER] company peer group. (see Table 1 below)

Table 1:

Relative	Payout as a % Target
TSR Percentile Ranking	Absolute TSR > 0%	Absolute TSR < 0%
>90P	200%	100%
90P	200%	100%
85P	183%	100%
80P	167%	100%
75P	150%	100%
70P	133%	100%
65P	117%	100%
60P	100%	100%
55P	92%	88%
50P	83%	75%
45P	75%	63%
40P	67%	50%
35P	58%	38%
30P	50%	25%
<30P	0%	0%

TSR will be calculated as a straight 3-year average over the performance period, and will reflect stock price appreciation (plus the reinvestment of dividends for relevant companies.)  In order to reduce volatility, each annual TSR measurement will start and end with the average closing stock price over a 20-trading day period.

Korn Ferry’s Percentile Ranking will be determined as follows:

Percentile = (n-r) / (n-1)* 100

Where n= the number of companies within the company peer group and the company itself and r = the Company’s ranking within the list of peer group companies (including the Company.)

For example, if Korn Ferry ranks 7th and there are 14 companies in the peer group, the Percentile Ranking is 57, which is equal to (15-7)/(15-1)*100.  Percentile Rankings that are between the Percentile Ranking values will be calculated by linear interpolation.

The following is a list of members of our company peer group:

[Peer Group]

KORN FERRY 2008 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Issuance of Units. Korn Ferry, a Delaware corporation (the “Company”), hereby awards to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”), the Total Number of Restricted Stock Units (the “Units” or individually a “Unit”) payable in shares of Common Stock of the Company (the “Shares”) as set forth in the Notice, subject to the Notice, this Restricted Stock Unit Award Agreement (this “Agreement”) and the terms and provisions of the Company’s 2008 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Capitalized terms used in this Agreement and not otherwise defined in this Agreement or the Notice, shall have the same meanings as set forth in the Plan.

2. Consideration. The Units have been issued to the Grantee principally for past services and in consideration for past services and continued service with the Company.

3. Transfer Restrictions. Except as expressly provided in Section 14 of the Plan, the Units issued to the Grantee hereunder, and the Shares subject thereto (and any right or interest therein), may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee prior to the issuance of Shares pursuant to Section 6. Any attempt to transfer Units or Shares in violation of this Section 3 will be null and void and will be disregarded.

4. Termination of Employment; Forfeiture. Unless otherwise provided for in an employment or other written agreement between the Grantee and the Company, vesting shall cease upon the date of termination of the Grantee’s continued service with the Company for any reason, including death or Disability. Unless otherwise provided for in an employment or other written agreement between the Grantee and the Company, if the Grantee’s continued service with the Company terminates for any reason prior to the Vest Date, the Units shall be forfeited and no Shares shall be issued with respect to the Units. The foregoing forfeiture provisions set forth in this Agreement as to unvested Units shall also apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the unvested Units in consummation of any Change in Control and such stock or property shall be deemed to be subject to the terms of this Agreement, but only to the extent the unvested Units are at the time covered by such forfeiture provisions.

5. Dividend and Voting Rights. With the exception of the dividend equivalent rights described in the next sentence, the Grantee shall have no rights as a stockholder of the Company and no voting rights, with respect to the Units and any Shares underlying or issuable in respect of such Units until such Shares are actually issued to and held of record by the Grantee.  In the event that the Company declares and pays one or more dividends (or other distributions) on the Shares for which the ex-dividend date occurs after the date the Award was granted and prior to the Payment Date (as defined below), the Grantee shall, on the Payment Date (or, if later, the date such dividend (or distribution) is paid), be entitled to payment of all such dividends (and/or distributions) that would have been payable on the Shares underlying the number of Units that become vested on the Vest Date had such Shares been outstanding during the period from the date of the Award through the Payment Date.  The dividend equivalent right described in the preceding sentence shall accrue and remain unvested with respect to unvested Units and shall vest, if at all, at the same time as the unvested Units to which the dividend equivalents relate and shall be subject to the same treatment upon the Grantee’s termination of employment as the vested Units or unvested Units to which they relate.  The dividend equivalent rights shall not accrue interest.

6. Timing and Type of Payment. The Company shall issue to the Grantee one Share for each Unit that vests. Such stock issuance shall occur on a payment date determined by the Company (the “Payment Date”) that is within 10 business days following the Vest Date.  Dividend equivalent rights shall be settled in cash at the same time, and upon the same conditions, if applicable, as the earned and vested Units to which they relate.

7. Withholding of Taxes. The Grantee shall, as Units shall vest or at the time withholding is otherwise required by any applicable provisions of federal or state law, pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations. At the time the Grantee’s Award is granted, or at any time thereafter as requested by the Company, the Grantee hereby authorizes, to the fullest extent not prohibited by applicable law, withholding from payroll and any other amounts payable to the Grantee, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award.

8. Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Agreement and accepting the Award, the Grantee acknowledges that: (i) the Grantee’s participation in the Plan is voluntary; (ii) except as explicitly contemplated in an employment or other written agreement between the Grantee and the Company, the value of the Award is an extraordinary item which is outside the scope of any employment contract with the Grantee; (iii) except as explicitly contemplated in an employment or other written agreement between the Grantee and the Company, the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Grantee will not be entitled to compensation or damages as a consequence of the Grantee’s forfeiture of any unvested portion of the Award as a result of the Grantee’s termination of service with the Company for any reason; and (iv) in the event that the Grantee is not a direct employee of Company, the grant of the Award will not be interpreted to form an employment relationship with the Company and the grant of the Award will not be interpreted to form an employment contract with the Grantee’s employer or the Company. The Company shall be under no obligation whatsoever to advise the Grantee of the existence, maturity or termination of any of the Grantee’s rights hereunder and the Grantee shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of Grantee’s rights or privileges hereunder.

9. Company Authority. Any question concerning the interpretation of this Agreement, the Notice or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Company (including any person(s) to whom the Company has delegated its authority) in its sole and absolute discretion. Such decision by the Company shall be final and binding.

10. Undertaking. The Grantee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or the Grantee’s interest pursuant to the express provisions of this Agreement.

11. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

12. Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and the Grantee and the Grantee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

13. Securities Law Compliance. The Company is under no obligation to register for resale the Shares, whether vested or unvested. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Grantee or other subsequent transfers by the Grantee of any Shares issued hereunder, including without limitation (a) restrictions under an insider trading policy, (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Shares and (c) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the Shares must also comply with other applicable laws and regulations governing the sale of such Shares.

14. Confidential Information. As partial consideration for the granting of the Award, the Grantee agrees that he or she will keep confidential all information and knowledge that the Grantee has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Grantee’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

15. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

16. Application of the Plan. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of hereof and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein.

17. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed (if to the Company) at Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles California 90067 and (if to the Grantee) at the Grantee’s most recent address reflected in the records of the Company, or to such other address as such party may designate in writing from time to time to the other party.